As filed with the Securities and Exchange Commission on September 20, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BARNES & NOBLE EDUCATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	46-0599018
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 Mountainview Blvd., Basking Ridge, NJ	07920
(Address of principal executive offices)	(Zip Code)

BARNES & NOBLE EDUCATION, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Full title of the plan)

Michael C. Miller

Executive Vice President, Corporate Development & Affairs, Chief Legal Officer & Secretary

Barnes & Noble Education, Inc.

120 Mountainview Blvd

Basking Ridge, New Jersey 07920

(908) 991-2665

(Name, address and telephone number of agent for service)

copies to:

James J. Masetti

Christina F. Pearson

Pillsbury Winthrop Shaw Pittman LLP

2550 Hanover Street

Palo Alto, CA 94304

Telephone: (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “small reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of this Registration Statement are omitted from this filing with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Barnes & Noble Education, Inc. Amended and Restated Equity Incentive Plan (“Equity Plan”) as required by Rule 428(b)(1). These documents, and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by the Registrant are incorporated by reference herein:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended April 27, 2024;

(b)	Registrant’s Quarterly Report on Form 10-Q for the quarter ended July 27, 2024;

(c)	Registrant’s Current Reports on Form 8-K filed on May 3, 2024, May 29, 2024, June 6, 2024, June 11, 2024, June 12, 2024, July 3, 2024, July 17, 2024, September 20, 2024 and September 20, 2024; and

(d)

The description of the Registrant’s common stock set forth in Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended April 27, 2024, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding any portions thereof furnished by the Registrant, including but not limited to information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), on or after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Equity Incentive Plan.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

107	Filing Fee Table.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in this effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Basking Ridge, State of New Jersey, on September 20, 2024.

BARNES & NOBLE EDUCATION, INC.

By:	/s/ Michael C. Miller
Michael C. Miller
Chief Legal Officer and Executive Vice President, Corporate Development & Affairs

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Shar and Michael C. Miller, and each of them, such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Jonathan Shar Jonathan Shar	Chief Executive Officer (Principal Executive Officer)	September 20, 2024

/s/ Kevin F. Watson Kevin F. Watson	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 20, 2024

/s/ Seema C. Paul Seema C. Paul	Chief Accounting Officer (Principal Accounting Officer)	September 20, 2024

/s/ William C. Martin William C. Martin	Chairman and Director	September 20, 2024

/s/ Emily S. Hoffman Emily S. Hoffman	Director	September 20, 2024

/s/ Sean V. Madnani Sean V. Madnani	Director	September 20, 2024

/s/ Elias N. Nader Elias N. Nader	Director	September 20, 2024

/s/ Eric B. Singer Eric B. Singer	Director	September 20, 2024

/s/ Kathryn Eberle Walker Kathryn Eberle Walker	Director	September 20, 2024

/s/ Denise Warren Denise Warren	Director	September 20, 2024